Dated this 6 day of March 2023

WELL KING TRANSPORTATION LIMITED
偉基運輸有限公司
as Licensor

AND

NEW CENTURY LOGISTICS COMPANY LIMITED
新世紀儲運有限公司
as Licensee

LICENSING AGREEMENT

THIS AGREEMENT is made the 6 day of March 2023

BETWEEN:

(A) **WELL KING TRANSPORTATION LIMITED 偉基運輸有限公司**, a company incorporated in Hong Kong with limited liability and having its registered office at Lot Nos. 481 (partial), 482 (partial), Section A of 485 (partial), 496 (partial), 497 (partial), 498 (partial), 499 (partial), 500 (partial) and 501 (partial) in Demarcation District No. 107, Fung Kat Heung, Yuen Long, New Territories, Hong Kong (company no. 695685) (the "**Licensor**"); and

(B) **NEW CENTURY LOGISTICS COMPANY LIMITED 新世紀儲運有限公司**, a company incorporated in Hong Kong with limited liability and having its registered office at Units A-E 33/F King Palace Plaza, 55 King Yip Street, Kwun Tong, Kowloon, Hong Kong (company no. 808364) (the "**Licensee**").

WHEREAS

(1) By a tenancy agreement (the "**Tenancy Agreement**") dated 10 February 2022 made between Autolink Global Logistics Limited as landlord and the Licensor as tenant, the landlord agreed to let to the Licensor the piece and parcel of land situated at Lot Nos. 481 (partial), 482 (partial), Section A of 485 (partial), 496 (partial), 497 (partial), 498 (partial), 499 (partial), 500 (partial) and 501 (partial) in Demarcation District No. 107, Fung Kat Heung, Yuen Long, New Territories, Hong Kong and the messuages erections and buildings thereon (the "**Premises**") for the terms and conditions contained therein.

(2) The Licensor now wishes to grant to the Licensee, a licence to operate logistics and ancillary services including freight forwarding services, transportation, off-airport air cargo security screening, palletisation services and warehousing services (collectively the "**Logistics Services**") at the Premises;, on the terms and conditions set out in this Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1. **LICENCE**

1.1 The Licensor hereby grants and/or continues to grant to the Licensee the licence to operate the Logistics Services at the Premises (the "**Licence**") at a designated portion of the Premises (the "**Licensed Area**") as shown and coloured Pink on the Floor Plan set out in Appendix for the Term (as defined in Clause 3 below) upon and subject to the terms and conditions set out in this Agreement.

1.2 (a) Nothing in Clause 1.1 shall be construed as creating a legal or equitable demise of the Premises or any part thereof nor shall the Licensee have or be entitled to any estate, right, title or interest in or to the Premises or any part thereof or in or to any other structures or fixtures erected or to be erected on the Premises or any part thereof.

(b) The Licence shall be subject to the Licensor's proprietary rights to possession of the Premises.

(c) The Licensee's entitlement to have access to the Premises derives only under the Licence.

2. BUSINESS

2.1 The Licensee shall only carry out the operation of a Logistics Services at the Premises or other businesses as may be agreed between the Licensor and the Licensee throughout the Term.

2.2 The Licensor shall not be liable for any losses or damages to any property of the Licensee whatsoever arising whether directly or indirectly from the operation the Logistics Services by the Licensee at the Premises.

3. TERM OF THIS AGREEMENT

3.1 Unless this Agreement shall have been terminated earlier in accordance with Clause 3.2, 7.2 or 16 herein or otherwise at law, this Agreement and the Licence herein granted shall continue for a period of 3 year(s) commencing from 1 March 2022 and expiring on 28 February 2025 (both days inclusive) (the "**Term**").

3.2 During the Term, either party will have the right to terminate the contract by giving at least 90 days' notice in writing to the other.

4. LICENCE FEE

4.1 The Licensee agrees to pay to the Licensor a fixed licence fee (the "**License Fee**") of HK$636,655.3, being 50% of the monthly rent and management fee of the Premises, per calendar month payable monthly in advance on the 1st day of each and every calendar month.

4.2 The Licensee shall bear 50% of all utilities outgoings in connection with the Premises.

5. OPERATING COSTS FOR THE LOGISTICS SERVICES AT THE PREMISES

5.1 The Licensee shall be solely responsible for all costs, charges (including bank, but excluding credit card charges) and expenses and other liabilities of whatever nature in connection with the provision of the Licensed Area and the Facilities (as defined in Clause 6.1) and/or the performance or compliance with the Licensee's obligations or undertakings hereunder or otherwise in relation to this Agreement or any matter contemplated herein.

5.2 Save as expressly provided in this Agreement, under no circumstances whatsoever shall the Licensor be liable to pay any money or compensation or remuneration of whatsoever nature to the Licensee or to reimburse the Licensee in respect of any costs or expenses or other liabilities (including but not limited to the product liabilities) whatsoever suffered, sustained, incurred or payable by the Licensee in connection or incidental to the operation of the Logistics Services.

5.3 The Licensee shall be responsible for all costs, charges and expenses and other liabilities of whatever nature arising from or incidental to arrangement for the procurement of the Staff (as defined below) to operate the Logistics Services during the Term and/or the performance or compliance with the Licensee's obligations or undertakings hereunder or otherwise in relation to this Agreement or any matter contemplated herein.

6. FACILITIES AND UTILITIES

6.1 The Licensor shall, at its own costs and expense, provide and/or install at the Licensed Area the following facilities (the "**Facilities**") and utilities (the "**Utilities**") in the design and condition as it think fits for the purpose of setting up and operating the Logistics Services

(i) adequate electrical power;

(ii) water supply;

(iii) adequate air-condition and venting system;

(iv) adequate overhead lighting; and

(v) telephone and data jacks.

6.2 The Licensor shall ensure that the Facilities and Utilities are ready to use by the Licensee for its Logistics Services.

6.3 The Licensee shall ensure that the Premises is equipped with the necessary related equipment instruments and supplies (the "**Equipment**") including but not limited to a x-ray equipment for the cargo security screening service. The Licensee at all time of this agreement and after the termination or expiry of this agreement, shall has the sole ownership of the Equipment.

6.4 Each of the Licensor and the Licensee shall and shall procure its staff to maintain the Facilities and Utilities and Equipment in good repair and working order and condition satisfactory to the Licensor and the Licensee.

7. COMPLIANCE WITH RULES AND REGULATIONS

7.1 The Licensee shall comply with all applicable laws, ordinances, regulations, by-laws, rules, requirements of any governmental or statutory or other competent authorities applicable or relating to the Premises and/or the Licensed Area and/or the use of the Premises and/or the observance or performance by the Licensee of any of its obligations and undertakings hereunder.

7.2 The Licensee shall observe and comply with all rules and regulation in respect of the Premises and the Licensed Area and any other instructions made or issued from time to time by the Licensor in respect of the operation of the Logistics Services and/or the use of the Premises and/or the Licensed Area and shall cause the Licensee's agents, servant,

employees and contractors to obey and comply the aforesaid rules, regulation and instructions, failing which the Licensor shall, without prejudice to the Licensor's rights to damages arising from the breach, have the right to terminate this Agreement immediately by a written notice.

8. **OPERATION HOURS**

The Licensed Area shall remain open for round the clock throughout the Term.

9. **STAFF OF THE LICENSED AREA**

9.1 During the Term, the Licensee will engage suitably trained mature persons (the "**Staff**") to enter into the Licensed Area for the purpose of the operation of the Logistics Services. The Licensor shall ensure there is no restriction impose on the staff of the Licensee to access to and operate the Logistics Services in the Licensed Area.

9.2 The Staff shall at all times be employees or contractors of the Licensee and not those of the Licensor, and the Licensee shall be solely responsible for complying with any applicable laws, rules, requirements or regulations from time to time promulgated by the government or other relevant authority of Hong Kong in relation to the employment of the Staff including but not limited to the procurement of insurance and payment of all remuneration, compensation, bonus, charges, severance pay, mandatory provident fund and any other payments or entitlements howsoever described from time to time payable to the Staff.

9.3 The Licensor shall not be liable for any claims demands suits action proceedings loss or damages or compensation of whatever nature payable to any of the Staff in respect of any injury or loss sustained by any such person in the course of their employment or any person whomsoever within the Premises (including but not limited to the Licensed Area), the Licensee shall indemnify and keep indemnified the Licensor from and against all such claims(s) including all legal costs (on a full indemnity basis) sustained or incurred or payable by the Licensor in respect of the same.

10. **REFUSE**

10.1 The Licensee shall ensure that all refuse and garbage caused by the Staff are properly disposed of and are in accordance with the Licensor's requirements from time to time imposed.

10.2 The Licensor shall keep and maintain the Licensed Area in a clean and orderly condition.

11. **LICENSOR'S RIGHTS**

11.1 Throughout the continuance of the Term, the Licensee hereby acknowledges at any time before and after the operation hour of the Logistics Services that the Licensor and all persons authorised by the Licensor may at all times without any reference or notice to, or consent of, the Licensee:

(a) to enter and view the state of repair of all or any parts of the Licensed Area, to take inventories of the Facilities therein or in the sole and absolute discretion of

the Licensor deems necessary; and

(b) to enter the Licensed Areas to carry out any works or repairs which are the responsibility of the Licensor hereunder in relation to the Licensed Area (if any).

11.2 Notwithstanding anything stipulated otherwise in this Agreement, the Licensee hereby expressly agrees and authorises the Licensor, with the prior written consent or approval of the Licensee, to:

(a) use the Licensee's name and logo; and

(b) disclose the existence of this Agreement to the Licensor's customers.

11.2 Licensor in preparing any promotional materials regarding the Logistics Services shall gain consent with prior written approval from the Licensee.

12. <u>REPRESENTATIONS AND WARRANTIES</u>

The Licensee represents and warrants to the Licensor in the terms as follows:

(a) it has the necessary corporate power and the authority to enter into this Agreement and to undertake and discharge its obligations hereunder;

(b) it has full power, authority and legal right to enter into and engage in the transactions contemplated by this Agreement and this Agreement constitutes valid and legally binding obligations of the Licensee enforceable in accordance with their terms;

(c) the execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement will not result in the breach and/or cancellation and/or termination of any of the terms or conditions of or constitute a default under any agreement or commitment or other instrument to which it is a party or by which it or its property or assets may be bound or affected or violate any law or any by-law or regulation or rule of any administrative agency or governmental body or any order, writ, injunction or decree of any court administrative agency or governmental or statutory body affecting the Licensee or its business; and

(d) the above representations and warranties are true and accurate at the time of execution of this Agreement by the Licensee and remain to be so true and accurate during the subsistence of this Agreement with reference to the facts from time to time subsisting.

13. <u>UNDERTAKINGS</u>

The Licensee undertakes and agrees with the Licensor throughout the continuance of this Agreement, the Licensee will:

(a) fully observe and comply with all terms and conditions under the Tenancy Agreement as they relate to or affect the Premises and will not do or omit or

suffer or allow anything which might or does lead to any breach of any of the terms and observe all terms and conditions of the Tenancy Agreement;

(b) not do or omit or suffer or allow anything which might or does create any nuisance on or emanating from the Premises or the Licensed Area;

(c) not do or omit or suffer or allow anything which might or does affect the operation of the Premises;

(d) not to create or attempt or agree to create or permit to arise or exist any charge, mortgage, or any other encumbrance or security interest or arrangement or third party rights of any kind over the Licence or the Premises or the Licensed Area or the Logistics Services or the Facilities or any part thereof, without the prior written consent of the Licensor;

(e) not sell, assign, transfer, lease, licence, sub-licence, part with possession of, sub-divide, or otherwise deal with, dispose of or grant any option or right of first refusal over the Licence or the Premises or the Licensed Area or the Logistics Services or the Facilities or any part thereof, without the prior written consent of the Licensor; and

(f) ensure that it will operate the Logistics Services and maintain all or any part of the Licensed Area in accordance with all applicable laws, ordinances, regulations and by-laws in Hong Kong (including, but without limitation, all ordinances and regulations concerning environmental protection, health, hygiene and safety).

14. INDEMNITIES

The Licensee shall fully indemnify the Licensor against all reasonable and foreseeable claims, liabilities, damages, costs and expenses which may be suffered or incurred by it and all actual actions or proceedings which may be brought against it due to or arising from the Licensee's operation of the Logistics Services and/or the use of the Premises and/or the Licensed Area. This indemnity shall continue notwithstanding the termination of this Agreement.

16. DELIVERY OF PREMISES UPON EXPIRATION OR DETERMINATION

15.1 Upon the expiration or sooner determination of the Term under any circumstances whatsoever, the Licensee shall quietly yield up and deliver up occupation of the Licensed Area together with the Facilities and all other fixtures, fittings, additions and the equipment of the Licensor installed thereat and thereto (in any) in good, clean repair and workable condition and repair to the absolute satisfaction of the Licensor (notwithstanding any rule of law or equity to the contrary but subject to the provisions of Clause 15.2) together with all keys (if any) giving access to all or any parts of the Licensed Area and/or the Premises. If the Licensee shall make any addition or alteration to the said premises with the prior written consent of the Licensor then at the expiration or sooner determination of the Term the Licensee will at the Licensee's own cost reinstate and make good to the satisfaction of the Licensor the said premises and restore the same to the condition plan and design as if such addition or alteration had not been

made

15.2 In the event the Licensee fails to vacate and deliver up occupation of the Licensed Area to the Licensor in accordance with the terms of this Agreement, the Licensor shall be entitled to start proceedings for recovery of occupation of the Licensed Area and performance of the terms and conditions on the part of the Licensee herein contained and for loss and damage which the Licensor may sustain as a result of the Licensee's failure or refusal to quit and deliver up the Licensed Area.

16. CONFIDENTIALLY

16.1 The Licensor undertakes that it shall not use the Licensee's intellectual property rights relating to the Logistics Services in any document, publication or publicity material without the prior written consent of the Licensee.

16.2 The Licensee undertakes that it shall not disclose or make available in any form to any third party or use any confidential or proprietary information or trade secrets and/or materials concerning the business of the Licensor or any of its dealings, transactions or affairs or those of any associated company of the Licensor acquired by the Licensee in the course of or in connection with the operation of the Logistics Services or performance of its obligations and undertakings under this Agreement except as authorised in writing by the Licensor.

17. LICENSOR'S EXCLUSION OF LIABILITIES

17.1 The Licensor shall not be under any liability to the Licensee or to any other person whomsoever in respect of any loss or damage to person or property sustained by the Licensee or any other person caused by or through or in any way owing to the overflow of water from anywhere within the Premises.

17.2 No representations or warranties have been, are or shall be given by the Licensor that the Licensed Area are suitable for the use or purpose or any intended use or purpose of the Licensee, or of any use or purpose at all. The Licensee shall, at its own cost and expense, make all necessary enquiry and investigation. The Licensee shall, at its own cost and expense, apply for and maintain at all time all requisite licences or permits from all government and other authorities for the carrying on of the Licensee's business at the Licensed Area and/or in connection with the Licensee's use or occupation of the Licensed Area. The Licensee shall also comply with all ordinances, regulations, orders, notices and rules from time to time in force applicable to or affecting the Licensee, the Licensee's business and/or the Licensee's use or occupation of the Licensed Area. The Licensee shall indemnify the Licensor, and at all times indemnify and keep the Licensor indemnified, from and against all or any costs, losses, damages, expenses, claims and demands at any time, suffered, incurred or payable by or made against the Licensor by reason of or arising out of any breach or non-compliance by the Licensee of any provisions of this Clause.

17.3 The Licensed Area shall be handed over to the Licensee on an "as is" condition, which expression means the condition as at the date of the handover of the Licensed Area by the Licensor to the Licensee.

17.4 The Licensor shall not be responsible or liable for any damages or loss whatsoever (including, but without limitation, any loss of profit, special, indirect, consequential, incidental or pecuniary loss, damage or injury) howsoever caused or arising from the supply or the failure of supply of any electricity, water, gas or any other supply of utilities to the Premises and/or the Licensed Area.

17. **DESTRUCTION/DAMAGE OF PREMISES**

If the Premises or any part thereof (whether or not within the Licensed Area) shall be destroyed or so damaged (not attributable to the act, omission or default of the Licensee under this Agreement) by fire, typhoon, act of God, force majeure or any cause beyond the control of the Licensor as to be rendered unfit for use and occupation, the following provisions shall apply:

(a) the Licensor shall not be liable to pay any damages or compensation to the Licensee in these circumstances;

(b) the Licensor shall be under no obligation to repair or re-instate the Premises if, in the Licensor's sole and absolute opinion, it is not reasonably economical or practicable to do so;

(c) if the whole, or substantially the whole, of the Premises shall have been destroyed or rendered unfit for use and occupation and shall not have been repaired and re-instated within three months of the occurrence of the destruction or damage, either party shall be entitled at any time, before the same is so repaired and re-instated, to terminate this Agreement by notice in writing to the other but such termination shall not prejudice antecedent or outstanding breaches of any provisions of this Agreement prior to the determination of this Agreement.

19. **EXCLUSION FROM STATUTORY PROTECTION**

To the extent that the Licensee can lawfully do so, the Licensee hereby expressly agrees to deprive itself of all rights (if any) to protection against eviction or ejectment afforded by any existing or future legislation from time to time in force and applicable to the Premises or the Licensed Area or to this Licence and the Licensee agrees to deliver up occupation of the Licensed Area to the Licensor on the expiration or sooner determination of the Term of the Licence hereby granted.

20. **FURTHER ASSURANCE**

Each of the parties hereby undertakes to the other that it will do all such acts and things and execute all such deeds and documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and/or the Licence and/or the transactions hereby contemplated.

21. **ACKNOWLEDGEMENTS**

The parties hereto hereby agree and declare that:

(a) this Agreement shall not constitute a lease of the Premises or the Licensed Area or any part thereof and the Licencee does not have the right of possession of the Premises or the Licensed Area to the exclusion of the Licensor;

(b) this Agreement shall be personal to the Licensee;

(c) this Agreement shall not constitute a partnership between the parties and shall not be construed or deemed to constitute a partnership;

(d) the Licensee is not an agent express or implied of the Licensor for any purpose (except for those purposes expressly specified in this Agreement) and shall not at any time either expressly or impliedly hold itself out or permit itself to be held out to be so; and

(e) save as provided herein, all contracts and agreements entered into or to be entered by the Licensee pursuant to this Agreement or pursuant to the operation of the Logistics Services shall be contracts and agreements between the Licensee as a principal and the respective third parties; and the Licensor shall have no obligation or liability thereunder and without prejudice to the generality of the related insurance, the Licensor shall be fully effectually indemnified at all times by the Licensee in respect of all or any losses, liabilities, damages, costs, expenses, claims, demands suffered, incurred or payable by the Licensor as a result or in respect thereof.

22. **ASSIGNMENT**

22.1 The Licensee may not assign or transfer or grant any right of participation or sub-contract any of its rights and obligations under this Agreement or enter into any agreement to do any of the fore-going without the prior written consent of the Licensor.

22.2 The Licensor may not assign and/or transfer any of its rights and obligations hereunder to any third party.

23. **ENTIRE AGREEMENT**

This Agreement constitutes the entire agreement between the parties hereto in relation to its subject matters and all other prior agreements and understandings whether oral or written with respect to the subject matters and no variation of this Agreement shall be effective unless reduced to writing and signed by a duly authorised representative of each of the parties to this Agreement.

24. **COSTS AND EXPENSES**

Each party shall be responsible for its own costs and expenses (including legal fees) in connection with the preparation, negotiation and execution of this Agreement. Any stamp duty or other fees (if any) payable on this Agreement shall be borne by the Licensor and the Licensee equally.

25. **NOTICE**

Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address below (or such other address as such party has by five (5) days' prior written notice specified to the other party):

To the Licensor:	DD107, LOT481-2(partial), 485SA(partial), 496-501(partial) Fung Kat Heung Yuen Long N.T. Attention: Mr. Ray Cheng
To the Licensee:	Units A-E 33/F King Palace Plaza, 55 King Yip Street, Kwun Tong, Kowloon, Hong Kong Attention: Mr. Ngan Ching Shun

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if delivered personally, when actually delivered to the relevant registered address; (b) if sent by post, 48 hours after posting; and (c) if given or made by facsimile, when despatched, subject to the production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety; provided however that any notice, demand or other communication to be given by the Licensee to the Licensor shall only be effective upon actual receipt thereof by Licensor.

26. RULES OF INTERPRETATION

26.1 Reference in this Agreement to "Hong Kong" means The Hong Kong Special Administrative Region of The People's Republic of China.

26.2 Any term and expression defined in this Agreement shall have the same meanings when used throughout this Agreement unless otherwise specified.

26.3 Reference in this Agreement to any Clause is, unless otherwise indicated, to those contained in this Agreement.

26.4 Unless the context otherwise requires, words herein importing the masculine, feminine or neuter gender shall include the others of them; and words herein in the singular shall include the plural, and vice versa; and words importing persons shall include individuals, firms, body corporate or unincorporate.

26.5 The clause headings are intended for guidance only and do not form part of this Agreement nor shall any of the provisions in this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

27. GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto shall submit to the non-exclusive jurisdiction of the courts of Hong Kong in respect of any matter arising out of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED BY

for and on behalf of

WELL KING TRANSPORTATION LIMITED 偉基運輸有限公司

CHENG NING NING

in the presence of:

SIGNED BY

for and on behalf of

NEW CENTURY LOGISTICS COMPANY LIMITED
新世紀儲運有限公司

in the presence of: